EXHIBIT 10(a)-9

AMENDMENT NO. 1
TO
PERFORMANCE BASED AND EMPLOYMENT VESTED RESTRICTED STOCK AGREEMENT

THIS AMENDMENT (this "Amendment") is made and entered into on February 20, 2015 to the Performance Based and Employment Vested Restricted Stock Agreement (the "Agreement") dated March 10, 2014 between TCF FINANCIAL CORPORATION, a Delaware corporation (the "Company") and WILLIAM A. COOPER ("Grantee").

WHEREAS, the Company and Grantee desire to modify the consequences in the event Grantee terminates his employment with the Company for Good Reason (as defined in the Agreement) so that vesting of the Deferred Shares (as defined in the Agreement) granted to Grantee will not accelerate upon such event other than in the event of a "change of control" as defined in paragraph 10 of the Agreement,

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

1.     Elimination of Accelerated Vesting in the Event of a Good Reason Termination prior to a Change of Control.    Sections 3(b) and 3(c) of the Agreement are hereby amended in their entirety to read as follows:

  "b.   Termination without Cause or for Good Reason prior to Change of Control.    Notwithstanding the foregoing, if prior to a change in control:

    (i)     If TCF Financial terminates the employment of Grantee without Cause (as defined in subparagraph e. below), then the Employment Criteria for vesting the Deferred Shares is waived and shall no longer be a condition to vesting. In such event, all unvested Deferred Shares will vest when and if the Performance Goal has been satisfied for any calendar year during the period 2014 - 2017.

    (ii)    If Grantee terminates his employment with TCF Financial for Good Reason (as defined in subparagraph e. below), then the Employment Criteria for vesting the Deferred Shares is waived and shall no longer be a condition to vesting. In such event, the Deferred Shares will vest in accordance with the terms of Section 3(a) above as if Grantee's employment with TCF Financial continued through December 31, 2017 and subject to satisfaction of the Performance Goal as provided in Section 3(a) or waived pursuant to Section 3(c) below regardless of when the change in control occurs.

  c.     Termination without Cause or for Good Reason if a Change of Control Occurs.    Notwithstanding the foregoing, upon the occurrence of a change in control, the Performance Criteria for vesting the Deferred Shares is waived and shall no longer be a condition to vesting. In such event, 50% of the Deferred Shares (250,000 Deferred Shares) will vest on January 1, 2017 subject to Grantee's continued employment with TCF Financial or any of its successors through December 31, 2016, and 50% of the Deferred Shares (250,000 Deferred Shares) will vest on January 1, 2018 subject to Grantee's continued employment with TCF Financial or any of its successors through December 31, 2017. In addition and notwithstanding the foregoing, if upon or after the occurrence of a change in control, Grantee's employment with TCF Financial or any of its successors is terminated without Cause by TCF Financial or any of its successors or Grantee terminates his employment for Good Reason, then all of the unvested Deferred Shares will vest on the date of such termination of employment. In addition and notwithstanding the foregoing, if prior to a change of control, Grantee's employment with TCF Financial is terminated by Grantee for Good Reason, then all of the unvested Deferred Shares will vest on the date of the change of control."

2.     Full Force and Effect. Except as expressly amended or modified by the Amendment, the Agreement shall continue in full force and effect in accordance with its terms and provisions as amended hereby.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT TO PERFORMANCE BASED/TIME BASED RESTRICED STOCK AGREEMENT to be executed as of the date first above written.

TCF FINANCIAL CORPORATION
By:	/s/ JOSEPH T. GREEN
Title:	Senior Vice President, General Counsel and Secretary

I acknowledge that this Agreement includes Non-Solicitation and Confidentiality obligations that are binding on me after my termination of employment with TCF.

ACCEPTED ("Grantee"):
/s/ WILLIAM A. COOPER William A. Cooper
(Street Address)
(City, State and Zip Code)

TRUSTEE: THE FIRST NATIONAL BANK IN SIOUX FALLS
By:	/s/ THOMAS F. BENZ

Title:	Vice President

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